Exhibit 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Annual Report on Form 10-K/A (Amendment No. 1) of Accretive Health, Inc. (the “Company”) for the period ended December 31, 2011 (the “Report”), the undersigned, Mary A. Tolan, Director, Founder, President and Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, that, to her knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2012

/s/ Mary A. Tolan
Mary A. Tolan
Director, Founder, President and Chief Executive Officer